Exhibit 10.2




                                 EXECUTION COPY

                               TERM LOAN AGREEMENT

                                   dated as of

                                December 8, 2000

                                      among

                      SECURITY CAPITAL GROUP INCORPORATED,
                                as the Borrower,

         EACH OF THE FINANCIAL INSTITUTIONS INITIALLY A SIGNATORY HERETO
            TOGETHER WITH THEIR ASSIGNEES UNDER SECTION 10.8. HEREOF,
                                 AS THE LENDERS,

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,

               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                            as Co-Documentation Agent

                            THE CHASE MANHATTAN BANK
                              as Syndication Agent,

                                     Each of
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                       and
                             CHASE SECURITIES INC.,
                     as Co-Lead Arranger/Joint Book Manager,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS.......................................................1

         SECTION 1.1.  Definitions............................................1
         SECTION 1.2.  Accounting Terms and Determinations; Time References...19
         SECTION 1.3.  Subsidiaries...........................................20
         SECTION 1.4.  Interpretation Generally...............................20

ARTICLE II.  CREDIT FACILITY..................................................20

         SECTION 2.1.  Making of Term Loans...................................20
         SECTION 2.2.  Request for Term Loans.................................21
         SECTION 2.3.  Funding................................................21
         SECTION 2.4.  Continuation...........................................21
         SECTION 2.5.  Conversion.............................................22
         SECTION 2.6.  Interest Rate..........................................22
         SECTION 2.7.  Number of Interest Periods.............................22
         SECTION 2.8.  Repayment of Loans.....................................23
         SECTION 2.9.  Extension of Termination Date..........................24
         SECTION 2.10. Inclusion of Securities in Unencumbered Pool...........24
         SECTION 2.11. Notes..................................................24

ARTICLE III.  GENERAL LOAN PROVISIONS.........................................24

         SECTION 3.1.  Fees...................................................24
         SECTION 3.2.  Computation of Interest and Fees.......................25
         SECTION 3.3.  Pro Rata Treatment.....................................25
         SECTION 3.4.  Sharing of Payments, Etc...............................25
         SECTION 3.5.  Defaulting Lenders.....................................26
         SECTION 3.6.  Usury..................................................26
         SECTION 3.7.  Agreement Regarding Interest and Charges...............26
         SECTION 3.8.  Statements of Account..................................27
         SECTION 3.9.  Agent's Reliance.......................................27
         SECTION 3.10. Foreign Lenders........................................27

ARTICLE IV. YIELD PROTECTION, ETC.............................................27

         SECTION 4.1.  Additional Costs; Capital Adequacy.....................27
         SECTION 4.2.  Suspension of LIBOR Loans..............................29
         SECTION 4.3.  Illegality.............................................29
         SECTION 4.4.  Compensation...........................................29
         SECTION 4.5.  Affected Lenders.......................................30
         SECTION 4.6.  Treatment of Affected Loans............................30
         SECTION 4.7.  Change of Lending Office...............................31

ARTICLE V.  CONDITIONS........................................................31

         SECTION 5.1.  Initial Conditions.....................................31
         SECTION 5.2.  Conditions to Loans....................................33

         SECTION 5.3.  Conditions as Covenants................................34
         SECTION 5.4.  Termination if Conditions Not Satisfied................34

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES...................................34

         SECTION 6.1.  Existence and Power....................................34
         SECTION 6.2.  Ownership Structure....................................34
         SECTION 6.3.  Authorization of Agreement, Notes, Loan Documents
                         and Borrowings.......................................34
         SECTION 6.4.  Compliance of Agreement, Notes, Loan Documents and
                         Borrowing with Laws, etc.............................35
         SECTION 6.5.  Compliance with Law; Governmental Approvals............35
         SECTION 6.6.  Indebtedness and Guarantees............................35
         SECTION 6.7.  Transactions with Affiliates...........................35
         SECTION 6.8.  Absence of Defaults....................................36
         SECTION 6.9.  Financial Information..................................36
         SECTION 6.10. Litigation.............................................36
         SECTION 6.11. ERISA..................................................36
         SECTION 6.12. Environmental Matters..................................36
         SECTION 6.13. Taxes..................................................37
         SECTION 6.14. Other Related Companies................................37
         SECTION 6.15. Not an Investment Company..............................37
         SECTION 6.16. Full Disclosure........................................37
         SECTION 6.17. Insurance..............................................38
         SECTION 6.18. Not Plan Assets........................................38
         SECTION 6.19. Sole Shareholder.......................................38
         SECTION 6.20. Unencumbered Pool Securities...........................38
         SECTION 6.21. Solvency...............................................38

ARTICLE VII.  COVENANTS.......................................................39

         SECTION 7.1.  Information............................................39
         SECTION 7.2.  Payment of Obligations.................................41
         SECTION 7.3.  Maintenance of Property; Insurance.....................41
         SECTION 7.4.  Conduct of Business and Maintenance of Existence.......42
         SECTION 7.5.  Compliance with Laws...................................42
         SECTION 7.6.  Inspection of Property, Books and Records..............42
         SECTION 7.7.  Financial Covenants....................................42
         SECTION 7.8.  Sales of Unencumbered Pool Securities..................43
         SECTION 7.9.  Limitation on Dividends and Other Payment
                         Restrictions Affecting Subsidiaries..................43
         SECTION 7.10. Consolidations, Mergers and Sales of Assets............44
         SECTION 7.11. Use of Proceeds........................................44
         SECTION 7.12. ERISA..................................................45
         SECTION 7.13. Negative Pledge........................................45
         SECTION 7.14. Restricted Payments; Agreements with Affiliates........45
         SECTION 7.15. Loans to Other Persons.................................45

         SECTION 7.16.  ERISA Exemptions......................................46
         SECTION 7.17.  Exchange Listing......................................46
         SECTION 7.18.  Subsidiary Guaranties.................................46
         SECTION 7.19.  Covenants Regarding Guarantors........................46
         SECTION 7.20.  Investment Limitation.................................47
         SECTION 7.21.  Minimum Ownership by Borrower and Guarantors..........47

ARTICLE VIII.  DEFAULTS.......................................................48

         SECTION 8.1.  Events of Default......................................48
         SECTION 8.2.  Remedies...............................................50
         SECTION 8.3.  Allocation of Proceeds.................................50
         SECTION 8.4.  Rescission of Acceleration by Supermajority Lenders....51

ARTICLE IX.  THE AGENT........................................................51

         SECTION 9.1.  Appointment and Authorization..........................51
         SECTION 9.2.  Agent and Affiliates...................................52
         SECTION 9.3.  Approvals of Lenders...................................52
         SECTION 9.4.  Consultation with Experts..............................53
         SECTION 9.5.  Liability of Agent.....................................53
         SECTION 9.6.  Indemnification of Agent...............................53
         SECTION 9.7.  Credit Decision........................................54
         SECTION 9.8.  Successor Agent........................................54
         SECTION 9.9.  Titled Parties.........................................55

ARTICLE X.  MISCELLANEOUS.....................................................55

         SECTION 10.1. Notices................................................55
         SECTION 10.2. No Waivers.............................................56
         SECTION 10.3. Expenses...............................................56
         SECTION 10.4. Stamp, Intangible and Recording Taxes..................58
         SECTION 10.5. Indemnification........................................58
         SECTION 10.6. Setoff.................................................58
         SECTION 10.7. Amendments.............................................59
         SECTION 10.8. Successors and Assigns.................................60
         SECTION 10.9. Governing Law..........................................61
         SECTION 10.10.Litigation.............................................61
         SECTION 10.11.Counterparts; Integration..............................62
         SECTION 10.12.Notice of Final Agreement..............................62
         SECTION 10.13.Invalid Provisions.....................................63
         SECTION 10.14.Additional Guarantors; Release of Guarantors...........63



Exhibit A                Form of Assignment and Acceptance Agreement
Exhibit B                Form of Guaranty
Exhibit C                Form of Notice of Borrowing
Exhibit D                Form of Notice of Continuation

Exhibit E                Form of Notice of Conversion
Exhibit F                Form of Note
Exhibit G                Form of Unencumbered Pool Certificate
Exhibit H                Form of Opinion of Borrower and Guarantor Counsel

Schedule 1.1.            Initial Guarantors
Schedule 2.10.           Unencumbered Pool Securities
Schedule 6.2.            Ownership Structure
Schedule 6.6.            Indebtedness and Guarantees
Schedule 6.17.           Insurance
Schedule 6.20.           Agreements Restricting Sale of Traded Securities

                              TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT (this "Agreement") dated as of December 8, 2000 by and among SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation ("Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 10.8. ("Lenders"), BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Co-Documentation Agent (the "Co-Documentation Agent"), THE CHASE MANHATTAN BANK, successor by merger to Chase Bank Of Texas, National Association, as Syndication Agent (the "Syndication Agent"), WELLS FARGO BANK, NATIONAL ASSOCIATION and CHASE SECURITIES INC., as Co-Lead Arrangers/Joint Book Managers (the "Co-Lead Arrangers") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as contractual representative for Lenders to the extent and in the manner provided in Article
IX. below (in such capacity "Agent").

         WHEREAS, Borrower has requested that Lenders make term loans to Borrower in an aggregate principal amount of $530,000,000 which Lenders are willing to do on, and subject to, the terms and conditions of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1.  Definitions.

         The following terms, as used herein, have the following meanings:

         "Accession Agreement" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

         "Additional Costs" has the meaning given that term in Section 4.1.

         "Affiliate" means any Person which controls, is controlled by or is under common control with Borrower. As used herein, the term "control" means possession, directly or indirectly, of the power to vote twenty percent (20%) or more of any class of voting securities of a Person or to direct or otherwise cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" means the percentage per annum determined at any time based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating which would cause the Applicable Margin to be determined based on a different Level in the table shall take effect on the date on which such change occurs. Notwithstanding anything to the contrary in this paragraph, during any period in which Borrower has no Credit Rating from either S&P or Moody's, the Applicable Margin shall be the percentage corresponding to Level 6 in the table. During any period in which Borrower shall only have one Credit Rating, the Applicable Margin shall be based on such Credit Rating. During any period that Borrower receives only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two Credit Ratings. During any period that Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest Credit Ratings.




-------------- ------------------------------------------ ---------------------------- ----------------------------
                       Borrower's Credit Rating              Applicable Margin for     Applicable Margin for Base
    Level          (S&P/Moody's/Fitch or equivalent)              LIBOR Loans                  Rate Loans
-------------- ------------------------------------------ ---------------------------- ----------------------------
      1        A/A2 or equivalent                                     1.00%                        0.0%
-------------- ------------------------------------------ ---------------------------- ----------------------------
      2        A-/A3 or equivalent                                    1.10%                        0.0%
-------------- ------------------------------------------ ---------------------------- ----------------------------
      3        BBB+/Baa1 or equivalent                                1.20%                        0.0%
-------------- ------------------------------------------ ---------------------------- ----------------------------
      4        BBB/Baa2 (or equivalent)                               1.30%                        0.0%
-------------- ------------------------------------------ ---------------------------- ----------------------------
      5        BBB-/Baa3 (or equivalent)                              1.40%                        0.10%
-------------- ------------------------------------------ ---------------------------- ----------------------------
      6        Lower than BBB-/Baa3 or equivalent                     1.80%                        0.50%
-------------- ------------------------------------------ ---------------------------- ----------------------------


         "Approved Issuer" means an Issuer which the Supermajority Lenders has approved in writing as being eligible for inclusion in determinations of Borrower's compliance with the limitation of clause (a) of the definition of Unencumbered Pool Value. As of the Effective Date, the only Approved Issuers are Archstone Communities Trust, CarrAmerica Realty Corp., ProLogis Trust, Regency Realty Corporation and Storage USA, Inc.

         "Assignee" has the meaning given that term in Section 10.8.(c).

         "Assignment   and  Acceptance   Agreement"   means  an  Assignment  and
Acceptance Agreement between a Lender and an Assignee, substantially in the form of Exhibit A.

         "Authorized Representative" means, with respect to any Person, the Chairman, Vice Chairman, any Managing Director, the Chief Financial Officer, any controller or any other officer, employee or representative of such Person duly authorized by such Person to act on behalf of such Person in connection with this Agreement and the transactions contemplated hereby; provided that evidence of such authority shall have been provided to Agent promptly following Agent's request therefor and such evidence shall be satisfactory in form and substance to Agent.

         "Available Loan Amount" means, at any time, the amount, if any, by which (a) the Unencumbered Pool Value at such time divided by 2.0, exceeds (b) all Unsecured Liabilities (excluding the Loans) of Borrower and its Consolidated Subsidiaries.

         "Base Rate" means the greater of (a) the rate of interest per annum established from time to time by Agent and designated as its prime rate (which rate of interest may not be the lowest rate charged by Agent or any of Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to Borrower or Lenders automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means any Loan hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

         "Business Day" means (a) any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, New York, New York or San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any such day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital  Management  Entity" means a Subsidiary of the Borrower  which
(i) provides investment management or investment advisory services pursuant to any contract or agreement or series of contracts or agreements; or (ii) is a Person that (A) is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (B) is exempt from registration under the Investment Company Act and makes passive investments in companies or funds in which such Person does not have representation on the board of directors or similar body or participate on a regular basis in the management of such company or fund. Any Subsidiary which is or would be included in the "Financial Services Division" of the Borrower as currently disclosed on the Borrower's financial statements shall not be included as a Capital Management Entity. As of the Effective Date, the only Capital Management Entities are Security Capital European Realty and Security Capital Preferred Growth Incorporated.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Cash Flow" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, such Person's net income for such period determined in accordance with generally accepted accounting principles, except that cash dividends and other cash received from Investments in
Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, exclusive of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) income taxes accrued for such period; (b) interest expense paid or accrued for such period (excluding interest accrued in respect of any "zero coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable); (c) depreciation and amortization expenses for such period; (d) the return of capital component of dividends received for such period (to the extent that such component is not reflected already in net income); (e) non-recurring extraordinary income and
expenses,   non-recurring  special  charges  (such  as
restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (e) would exceed $10,000,000 in the aggregate for such period, such excess shall not be excluded from net income; (f) capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees; and (g) unrealized gains and losses.

         "Cash Flow Available for Distribution" means, with respect to a Person for a given period, such Person's net income for such period determined in accordance with generally accepted accounting principles, except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, exclusive of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) interest expense accrued (but not paid) for such period (excluding interest accrued in respect of any "zero coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable); (b) depreciation and amortization expenses for such period; (c) the return of capital component of dividends received for such period (to the extent that such component is not reflected already in net income); (d) non-recurring extraordinary income and expenses, non-recurring special charges (such as restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (d) would exceed $10,000,000 in the aggregate for such period, such excess shall not be excluded from net income; (e) capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees; and (f) unrealized gains and losses.

         "Cash Flow to Interest Ratio" means, for any Person and for any given period, the ratio of (a) the sum of each of the following of such Person during such period: (i) net income, (ii) income taxes paid or accrued, (iii) interest expense paid or accrued (excluding any capitalized interest and interest accrued in respect of any "zero-coupon" Indebtedness or other similar Indebtedness for which interest is not due and payable) and (iv) depreciation and amortization deductions (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period) to (b) interest expense paid or accrued (excluding any capitalized interest and interest accrued in respect of any "zero-coupon" Indebtedness or other similar Indebtedness for which interest is not due and payable) by such Person during such period, including interest on any Indebtedness of such Person convertible into capital stock of such Person.

         "Chase" means The Chase Manhattan Bank, and its successors and permitted assigns.

         "Commitment" means, as to each Lender, such Lender's obligation to make a Term Loan to the Borrower on the Effective Date pursuant to Section 2.1. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount."

         "Compliance Certificate" means the certificate described in Section 7.1.(c).

         "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with generally accepted accounting principles, if such statements were prepared as of such date (other than (a) any Strategic Investee, (b) any Capital Management Entity and (c) any Subsidiary that is a preferred stock subsidiary of any Affiliate of such Person the economic interest in which Subsidiary owned by such Person is less than 15% of the aggregate thereof).

         "Contingent   Obligation"   means,  for  any  Person,  any  commitment,
undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under generally accepted accounting principles.

         "Continue",   "Continuation"   and  "Continued"   each  refers  to  the
continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.4.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.5.

         "Credit Rating" of any Person means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning given that term in Section 3.5.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to a Person and for a given period determined on a consolidated basis, such Person's net income exclusive of the following (but only to the extent, in each case, reflected in the calculation of such Person's net income for such period): (i) income taxes paid or accrued,
(ii) interest expense paid or accrued, (iii) depreciation and amortization deductions, (iv) extraordinary gains and losses (whether cash or noncash), and
(v) non-recurring extraordinary expenses, non-recurring special charges (such as restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (v) would exceed $10,000,000 in the aggregate for such period, such excess shall not be excluded from net income.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 5.1.

         "Eligible  Assignee"  means any Person who is: (i)  currently a Lender;
(ii) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency acceptable to Agent. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing under Section 8.1.(a) or (b), the term "Eligible Assignee" shall mean any Person that is not an individual.

         "Environmental Laws" means any and all Applicable Laws relating to the environment and that are applicable to Borrower and its assets or properties, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

         "Event of Default" means the occurrence of any of the events specified in Section 8.1., whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Extension Request" has the meaning given that term in Section 2.9.

         "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the

Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as reasonably determined by Agent.

         "Fitch" means Fitch, Inc.

         "Fixed Charges" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, the sum of (a) the total amount of accrued or paid interest (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding interest accrued in respect of any "zero coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable) of such Person for such period, and in any event shall include all accrued, paid or capitalized interest with respect to any Indebtedness or other obligation in respect of which such Person is wholly or partially liable, whether pursuant to any repayment, interest carry, performance Guarantee or otherwise (excluding any such "zero coupon" Indebtedness and other similar Indebtedness) and in any event shall include all letter of credit fees paid or accrued by such Person during such period plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, other than (i) any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which spreads the final payment thereof over a period and thereby reduces refinancing risk and repays such Indebtedness in full and (ii) in the case of the Borrower, principal payments in respect of the Term Loans. "Fixed Charges" shall include such Person's ownership share of all of the foregoing of any Affiliate of such Person (excluding, in the case of Borrower, any Affiliate that is a Strategic Investee or Capital Management Entity) that is not a Consolidated Subsidiary (with such ownership share being based on the greater of such Person's nominal ownership interest or economic interest in any such Affiliate). For purposes of clarity, when determining Borrower's compliance with Section 7.7.(c), the amount of Fixed Charges of Strategic Investees and Capital Management Entities shall be disregarded.

         "Foreign Lender" means any Lender organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental   Authority"  means  any  government  (or  any  political
subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower, any Guarantor or any other Subsidiary, or any of its or their business, operations or properties.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means SC Realty Incorporated, a Nevada corporation, Security Capital Holdings S.A., a Luxembourg corporation, each of the Persons identified on Schedule 1.1. and any other Subsidiary of Borrower that later becomes a party to the Guaranty.

         "Guaranty" means the Guaranty dated as of the date hereof in favor of Agent and Lenders to which each of the Guarantors is a party and substantially in the form of Exhibit B.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which if managed, disposed of, released or discharged would require reporting, clean-up or remediation under Environmental Laws.

         "Homestead"   means   Homestead   Village   Incorporated,   a  Maryland
corporation, and its successors.

         "Indebtedness"  of any Person means at any date,  without  duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (c) all obligations of such Person to pay the purchase price of property or services if such obligations are payable after the receipt of such property or rendition of such services, except (i) accounts payable arising in the ordinary course of business, (ii) obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods and (iii) obligations to purchase Securities pursuant to subscription or stock purchase agreements, or otherwise make capital contributions, in or with respect to Strategic Investees or Capital Management Entities, (d) all Capitalized Lease Obligations of such Person, (e) all reimbursement obligations of such Person under letters of credit or acceptances in respect of drawings thereunder to the extent not reimbursed, (f) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (g) all Indebtedness of others Guaranteed by such Person or which is otherwise recourse to such Person, including all Indebtedness of any partnership of which such Person is a general partner. Notwithstanding the foregoing, for purposes of calculating Borrower's compliance with Section 7.7., accounts payable (other than deferred compensation and obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods) of Borrower in excess of 3.0% of the undepreciated book value (determined in accordance with generally accepted accounting principles) of the assets of the Borrower, at any time outstanding shall be treated as Indebtedness to the extent of such excess. In addition, for purposes of calculating Borrower's compliance with Section 7.7.(d) the Borrower's Indebtedness shall include the Borrower's ownership share of all of the foregoing of any Affiliate of Borrower (excluding any Affiliate that is a Strategic Investee or a Capital Management Entity) that is not a Consolidated Subsidiary (with such ownership share being based on the greater of such Person's nominal ownership interest or economic interest in any such Affiliate) and which Indebtedness is secured in any manner by any Lien on any property.

         "Intangible Assets" means, with respect to any Person, the amount (to the extent reflected in determining stockholders' equity of such Person) of all items which in accordance with generally accepted accounting principles would be properly classified as intangible assets.

         "Interest Period" means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to a Person, the legal or beneficial ownership by such Person of any capital stock or other equity interest in another Person, whether or not such ownership constitutes a controlling interest in such other Person, and shall include all Consolidated Subsidiaries of such Person.

         "Investment Grade" means, with respect to an Issuer, that such Issuer has Credit Ratings of BBB-/Baa3 (or equivalent) or better assigned by at least two of S&P, Moody's and Fitch.

         "Issuer" means with respect to a Security, the Person issuing such Security.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto, or such other office of such Lender as such Lender may notify Agent in writing from time to time.

         "LIBO Rate" means, with respect to each Interest Period, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to Agent (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market where the Eurodollar operations of Agent are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by Agent shall, in absence of demonstrable error, be conclusive and binding.

         "LIBOR Loan" means any Loan hereunder with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

         "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

         "Loan" means a Term Loan.

         "Loan Document" means this Agreement, each of the Notes, the Guaranty, any agreement evidencing the fees referred to in Section 3.1.(b) and each other document or instrument executed and delivered by Borrower or any Guarantor in connection with this Agreement or any of the other foregoing documents.

         "Majority Lenders" means, as of any date, Lenders whose combined Pro Rata Shares exceed 50.0%.

         "Market Value" means, with respect to a Security and on the date of determination thereof, the value determined in accordance with the following method applicable to such Security:

                  (a) in the case of a Security listed on the New York Stock Exchange, the American Stock Exchange, or some other principal national securities exchange in the United States of America, the reported last sale price of a unit of such security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which the security is listed or admitted to trading, as applicable, or, if such Security is not listed or admitted to trading on any national securities exchange in the United States of America, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System,

                  (b) in the case of a Security  listed on a principal  national securities exchange in Luxembourg, Amsterdam or other European country, the price of such Security as reported on such exchange by the most widely recognized reporting method customarily relied upon by financial institutions in such
         country  and  which  method  is   reasonably   acceptable  to  Co-Lead
         Arrangers,

                  (c) in the case of a Security issued by an investment fund which invests primarily in the Securities of publicly traded real estate companies and the net asset value of which is regularly determined (and in any event at least every three months) and reported publicly, the reported net asset value of such Security,

                  (d) in the case of any other Security, one of the following, as provided below (determined on a per share basis in a manner acceptable to Co-Lead Arrangers):

                           (i) in the case of a  Security  issued  by a  private
                  investment fund which invests primarily in the Securities of publicly traded real estate companies and the net asset value of which is regularly determined (and in any event at least every three months) and reported to its shareholders, the reported net asset value of such Security,

                           (ii) the sum of (A) EBITDA of the Issuer of such Security for the fiscal quarter of such Issuer most recently ending multiplied by 4 divided by 9.25% (or in the case of Securities issued by Homestead, EBITDA of Homestead for the four fiscal quarter period of Homestead most recently ending prior to the date of determination divided by 11.00%), plus
                  (B) with respect to any tangible assets of such Issuer that did not generate income included in the determination of EBITDA, the book value of such assets as of the end of such fiscal quarter, minus (C) the total liabilities of such Issuer as of the end of such fiscal quarter, or

                           (iii) the book value of such Security as reflected on
                  the balance sheet of Borrower thereof as of the fiscal quarter of Borrower most recently ending.

         Securities issued by Urban Growth Property Trust, CWS Communities and by BelmontCorp shall be valued in accordance with the method described in the immediately preceding clause (ii), Securities issued by Security Capital European Real Estate Shares, Security Capital Preferred Growth Incorporated and Security Capital U.S. Real Estate Shares shall be valued in accordance with the method described in the immediately preceding clause (i), and Securities issued by Security Capital European Realty, City Center Retail Trust and Interparking Incorporated shall be valued in accordance with the method described in the immediately preceding clause (iii); provided, however, if Urban Growth Property Trust and Interparking Incorporated merge or otherwise combine pursuant to a transaction not otherwise prohibited by this Agreement, the Securities issued by the entity resulting from such merger or combination shall be valued in accordance with the method described in the immediately preceding clause (ii). Securities of any other Issuer shall be valued in accordance with one of such methods as Co-Lead Arrangers and Borrower may agree. The value of Securities of an Issuer may be determined in accordance with the method described in the immediately preceding clause (iii) for a maximum period of two years, after which such value shall be determined in accordance with the immediately preceding clause (ii) (or clause (i) in the case of a private investment fund, if such method is then acceptable to Co-Lead Arrangers) if no other valuation method referred to above should then apply.

Any determination of the "Market Value" of a Security pursuant to this definition shall be based on the assumption that offers of such Security are exempt from registration under the Securities Act. In addition if the "Market Value" of a Security determined pursuant to the above provisions of this definition would be less than zero, then such "Market Value" shall be equal to zero.

         "Market Value Net Worth" means, on a given date, (a) the sum of (i) the Market Value on and as of such date of all Securities (excluding preferred stock referred to in the immediately following clause (ii)) owned by Borrower and its Consolidated Subsidiaries and which Securities are issued by Real Estate Companies, (ii) the aggregate liquidation preference value of any preferred stock owned by the Borrower and its Consolidated Subsidiaries on and as of such date, (iii) the book value of all other assets of Borrower and its Consolidated Subsidiaries (excluding all Intangible Assets and Securities issued by a Person which has no publicly traded Securities) on and as of such date and (iv) all cash and cash equivalents of Borrower and its Consolidated Subsidiaries on and as of such date, minus (b) the Total Liabilities (excluding deferred taxes on unrealized gains) of Borrower and its Consolidated Subsidiaries as of such date as determined in accordance with generally accepted accounting principles. The Market Value of Securities which are the subject of purchase obligations, repurchase obligations, forward commitments and other unfunded obligations shall be included in Market Value Net Worth to the extent that the amount of such purchase obligations, repurchase obligations, forward commitments and other unfunded obligations are included in Total Liabilities.

         "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of Borrower and its Consolidated Subsidiaries, or any Guarantor and its Consolidated Subsidiaries, in each case taken as a whole, (b) the ability of Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of Lenders and Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Worth" means, for any Person, all amounts which would, in accordance with generally accepted accounting principles, be included under stockholders' equity on the balance sheet of such Person.

         "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

         "Nonrecourse Indebtedness" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud and other similar exceptions acceptable to the Agent in its sole discretion) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

         "Note" means a promissory note executed by Borrower, payable to the order of a Lender, substantially in the form of Exhibit F and in the initial principal amount equal to such Lender's Commitment.

         "Notice of Borrowing" means a notice in the form of Exhibit C to be delivered to Agent pursuant to Section 2.2. evidencing Borrower's request for the borrowing of the Term Loans.

         "Notice of Continuation" means a notice in the form of Exhibit D to be delivered to Agent pursuant to Section 2.4. evidencing Borrower's request for the Continuation of a borrowing of Loans.

         "Notice of Conversion" means a notice in the form of Exhibit E to be delivered to Agent pursuant to Section 2.5. evidencing Borrower's request for the Conversion of a borrowing of Loans.

         "Obligations" means, individually and collectively: (a) all Loans; (b) any and all renewals and extensions of any of the foregoing and (c) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Agent, or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Organizational Documents" means with respect to a Person and to the extent applicable, such Person's articles of incorporation, articles of organization, partnership agreement, bylaws or other similar organization documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means (a) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (c) Liens for taxes not yet due and payable,
(d) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due, (e) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves, if any, required under generally accepted accounting principles have been provided, (f) Liens expressly permitted under the terms of the Loan

Documents, and (g) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code.

         "Pro Rata Share" means, with respect to any Lender, (a) if the Commitments have not been terminated and the Term Loans have not been made, the percentage obtained by dividing (i) the amount of such Lender's Commitment by
(ii) the aggregate amount of Commitments of all Lenders; (b) if the Commitments have been terminated but the Term Loans have not been made, the percentage obtained by dividing (i) the amount of such Lender's Commitment immediately prior to such termination by (ii) the aggregate amount of all Commitments immediately prior to such termination; or (c) if the Term Loans have been made, the percentage obtained by dividing (i) the unpaid principal amount of the Term Loan owing to such Lender by (ii) the unpaid principal amount of all Term Loans.

         "Public Subsidiary" means any Subsidiary whose Securities having ordinary voting power to elect members of the board of directors or other persons performing similar functions are listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange or have price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System.

         "Qualifying Security" means, at any time of determination, any Security
(1) which is common stock, beneficial interest in a trust, or the equivalent thereof, (2) which is owned by, and registered in the name of, Borrower or a Guarantor and (3) which at such time meets all of the following conditions (which compliance Agent shall have the right to confirm):

         (a) such Security is not subject to any Lien other than Liens of the types described in clauses (c) through (e) of the definition of Permitted Liens;

         (b) all representations and warranties of Borrower in this Agreement and the other Loan Documents relating in any way to such Security (or the Issuer thereof) are true in all material respects (except to the extent (i) such representations or warranties specifically relate to an earlier date or (ii) such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents);

         (c) the Issuer of such Security (i) is a REIT; (ii) has filed with its most recently filed (or has announced its intention to file with its initial) federal income tax return an election to be a REIT or has made such election for a previous taxable year, and such election has not been terminated or revoked;
(iii) is a Real Estate Company (including any organized as a societe d'investissement a capital fixe, a 1929 holding company, or other similar entity);or (iv) is a fund registered under the Investment Company Act of 1940, which has net assets of at least $15,000,000 and whose assets consist only of Securities of the types described in the immediately preceding clauses (i) through (iii) and temporary investments in cash or cash equivalents;

         (d) either (a) the Issuer of such Security is Investment Grade, or (b) the ratio of (i) such Issuer's Indebtedness to (ii) its Net Worth plus the amount of accumulated depreciation of such Issuer, determined as of such Issuer's fiscal quarter most recently ending and in accordance with generally accepted accounting principles (or other method of accounting acceptable to Agent), does not exceed 1.0 to 1.0; and

         (e) no event or condition exists which permits any holder or holders of Indebtedness of such Issuer, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness and such Person shall not have waived its right to so accelerate with respect to such event.

         "Rating Agency" means S&P, Moody's, Fitch or any other nationally recognized securities rating agency selected by Borrower and acceptable to the Majority Lenders.

         "Real Estate Company" means any Person (a) engaged primarily in the business of owning, acquiring, developing, selling, leasing or operating real property and related assets or (b) who owns, directly or indirectly, other Persons engaged in the type of business described in the immediately preceding clause (a).

         "Reduced Rate" has the meaning given that term in Section 3.10.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

         "Related Company" means any of Borrower, any Guarantor or any of their respective Subsidiaries.

         "Restricted Payment" means (a) cash payment or other distributions of property on, or in respect of, any class of stock of, or other equity interest in, a Person, or other payments or transfers of property made in respect of the redemption, repurchase or acquisition of such stock or equity interest, other than any distribution or other payment payable solely in capital stock of such Person and (b) any prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Borrower or any of its Subsidiaries that is subordinated in right of payment to the Loans and the other Obligations, other than, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, any redemption, repurchase or other acquisition or retirement of any such Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (i) capital stock (other than any capital stock to the extent that is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Termination Date or is redeemable at the option of the holder thereof at any time prior to such maturity, or is convertible into or exchangeable for debt securities at any time prior to such maturity) of Borrower to any Person (other than to a Subsidiary) or (ii) Indebtedness of Borrower so long as such Indebtedness (1) is subordinated to the Loans and the other Obligations at least to the same extent as the subordinated Indebtedness so redeemed, repurchased, retired or acquired and (2) does not have a stated maturity earlier than the stated maturity for the Indebtedness being redeemed, repurchased or otherwise acquired or retired.

         "Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of the date hereof by and among the Borrower, the financial institutions from time to time party thereto as "Lenders", Bank of America, N.A., as Documentation Agent, Chase, as Syndication Agent, Chase Securities Inc. and Wells Fargo, as Co-Lead Arrangers/Joint Book Managers, and Wells Fargo, as Administrative Agent.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

         "Security" has the meaning given that term in Article 8 of the UCC and shall in any event include capital stock, shares (as defined in Md. Corps & Ass'ns Code Ann. ss.8-101(c)), beneficial interest in real estate investment trusts or other trusts, and other similar equity interests.

         "Service Subsidiary" means a Subsidiary of Borrower that provides services for a fee and which Subsidiary is material to the consolidated financial condition of Borrower.

         "Shareholders' Equity" means, at any date with respect to a Person, the Tangible Net Worth of such Person less, to the extent not otherwise deducted in the determination thereof, the aggregate amount of Contingent Obligations of such Person, all determined as of such date.

         "Strategic Investee" means, with respect to the Borrower, any Person (other than any Guarantor or any of the Service Subsidiaries) of which the Borrower initially owns, directly or indirectly, more than 25% of the outstanding securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions. As of the Effective Date, the only Strategic Investees are Archstone Communities Trust, BelmontCorp, CarrAmerica Realty Corp., City Center Retail Trust, CWS Communities Trust, Homestead, ProLogis Trust, Regency Realty Corporation, Storage USA, Inc. and Urban Growth Property Trust. If Urban Growth Property Trust and Interparking Incorporated merge or otherwise combine pursuant to a transaction not otherwise prohibited by this Agreement, the entity resulting from such merger or combination shall be deemed to be a Strategic Investee.

         "Subsidiary" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are at the time directly or indirectly owned by another Person, or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such other Person.

         "Supermajority Lenders" means, as of any date, Lenders whose combined Pro Rata Shares equal or exceed 66-2/3%.

         "Tangible Net Worth" means, with respect to a Person, at any date the Net Worth of such Person less its Intangible Assets, all determined as of such date in accordance with generally accepted accounting principles.

         "Term Loan" has the meaning given that term in Section 2.1.

         "Termination Date" means the first anniversary of the date on which the Term Loans were made, or such later date to which such date may be extended in accordance with Section 2.9.

         "Total Liabilities" means, as to any Person, at a particular date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the balance sheet of such Person as at such date, and in any event shall (a) include (without duplication)
(i) Indebtedness of such Person, (ii) all Contingent Obligations of such Person,
(iii) liabilities of any Affiliate of such Person that is not a Consolidated Subsidiary of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis, (iv) such Person's ownership share (based on the greater of such Person's nominal ownership interest or economic interest in such Affiliate) of the Nonrecourse Indebtedness of any such Affiliate, and (v) all purchase obligations, repurchase obligations, forward commitments (including forward commitments to purchase equity interests, to make investments or to make loans) and any other unfunded obligations of such Person; and (b) not include (i) any accounts payable owing to a trade creditor and which is not evidenced by any instrument and any accounts payable representing deferred compensation, (ii) accrued expenses, (iii) deferred taxes on unrealized gains, (iv) declared but unpaid dividends and (v) in the case of the Borrower and its Subsidiaries, Indebtedness or other liabilities of Strategic Investees or Capital Management Entities.

         "Traded Security" means a Security meeting all of the following criteria: (a) such Security (i) is listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange in the United States of America; (ii) has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System or (iii) is listed on the principal national securities exchange in Luxembourg, the Netherlands, the United Kingdom of Great Britain or other European country acceptable to the Co-Lead Arrangers; (b) such Security is not subject to any instrument, document or agreement which in any way prohibits the sale of such Security for any specified period of time or otherwise (other than (i) any agreement in existence on the date hereof among the equity holders of the Issuer of such Security, or any provision in existence on the date hereof in the Organizational Documents of such Issuer, which agreement or provision restricts the resale of such Issuer's Securities, as the same may be amended or otherwise modified with the prior written consent of Majority Lenders, and (ii) any agreement between Borrower or a Guarantor and an underwriter entered into in connection with an offering by such underwriter of Securities of the Issuer of such Security, in which agreement Borrower agrees not to sell such Security for a period ending no later than 180 days after such offering); and (c) the offer and sale of such Security by Borrower would not be subject to any registration requirements or other restrictions under the Securities Act or other Applicable Law other than (i) volume limitations imposed under Rule 144(e) of the Securities Act, (ii) restrictions on the manner of resale imposed under Rule 144(f) and (g) of the Securities Act, (iii) restrictions under Regulation 144A or S of the Securities and Exchange Commission and (iv) other restrictions related to the timing of offers and sales consented to by the Majority Lenders in writing.

         "Type" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

         "Unencumbered Pool Certificate" means a report substantially in the form of Exhibit G certified by an Authorized Representative of Borrower, setting forth a detailed calculation of the Unencumbered Pool Value and including the Market Value of the Qualifying Securities, the identity of each Issuer of such Qualifying Securities, and reasonably detailed calculations establishing that the applicable Issuers meet the applicable requirements contained in clauses (a) and (b) of the definition of Unencumbered Pool Value.

         "Unencumbered Pool Securities" means those Qualifying Securities that, pursuant to Section 2.10., are to be included in determinations of the Unencumbered Pool Value. If at any time an Unencumbered Pool Security shall cease to be a Qualifying Security, then it shall cease to be an Unencumbered Pool Security.

         "Unencumbered Pool Value" means, at any given time, the aggregate Market Value of all Unencumbered Pool Securities at such time subject, however, to the following limitations: (a) at least 80% of the Unencumbered Pool Value shall be attributable to Traded Securities issued by Approved Issuers each having a Cash Flow to Interest Ratio for the period of four consecutive fiscal quarters most recently ending of not less than 1.5 to 1.0, (b) of the
Unencumbered Pool Value attributable to such Securities referred to in the immediately preceding clause (a), no more than 40% of such value shall be attributable to Securities issued by any one Approved Issuer, (c) the Unencumbered Pool Securities must be comprised of Securities issued by 5 or more Issuers, and (d) the Unencumbered Pool Securities referred to in the immediately preceding clause (a) must be comprised of Securities issued by at least 3 Issuers that are Investment Grade. The amount of the obligation to purchase Securities that are the subject of purchase obligations, repurchase obligations, forward commitments and other unfunded obligations of the Borrower or any Guarantor, shall be included when determining the Unencumbered Pool Value to the extent that the amount of such purchase obligations, repurchase obligations, forward commitments and other unfunded obligations are included in Unsecured Liabilities. For purposes of this definition, the Market Value of Securities that are subject to purchase obligations, repurchase obligations, forward commitments and other unfunded obligations of the Borrower or any Guarantor shall not be less than the amount of these obligations. From and after the date 10 Business Days following the Effective Date, the Unencumbered Pool Value of all Unencumbered Pool Securities owned by any Guarantor identified on Schedule 1.1. shall equal $0 unless prior to such 10th Business Day the Borrower has delivered to the Agent the items referred to in Sections 5.1.(d), (e), and (j) through (m) with respect to such Guarantor.

         "Unsecured Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the consolidated balance sheet of such Person that are not secured in any manner by a Lien in any property, and shall in any event include (without duplication) the following:
(a) all unsecured Indebtedness of such Person; (b) all purchase obligations, repurchase obligations, forward commitments and unfunded obligations; (c) all accounts payable of such Person; (d) all Guarantees by such Person of Unsecured Liabilities of other Persons and (e) unsecured subordinated debt.

     "U.S.   Realty"   means   Security   Capital   U.S.   Realty,   a   societe
d'investissement a capital fixe formed under the laws of the Grand Duchy of Luxembourg, and its successors.

     "U.S. Realty Acquisition" means the acquisition by SC Realty Incorporated of all of the issued and outstanding shares of common stock and other equity interests of Security Capital Holdings S.A. owned by U.S. Realty, together with any related transactions, all as contemplated by the U.S. Realty Acquisition Agreement.
     "U.S. Realty Acquisition Agreement" means that certain Transaction Agreement dated as of September 26, 2000 by and among Borrower, SC Realty Incorporated and U.S. Realty.

     "Wells Fargo" means Wells Fargo Bank, National Association, and its successors and permitted assigns.

         SECTION 1.2.  Accounting Terms and Determinations; Time References.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the most recent audited financial statements of Borrower delivered to Lenders; provided that, if Borrower notifies Agent that Borrower wishes to amend any covenant in Section
7.7.  or  7.14.(a)  hereof to  eliminate  the
effect of any change in generally accepted accounting principles on the operation of such covenant (or if Agent notifies Borrower that the Majority Lenders wish to amend any such Section for such purpose), then the compliance by Borrower with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Majority Lenders. When calculating (i) an Issuer's Cash Flow to Interest Ratio for purposes of the definition of Unencumbered Pool Value and for
Section 2.10. and (ii) the ratio of an Issuer's Indebtedness to its Net Worth plus accumulated depreciation for purposes of clause (d) of the definition of Qualifying Security and for Section 2.10., the financial statements of such Issuer for a given fiscal quarter may be used up to and including the date 65 days after the end of the immediately following fiscal quarter of such Issuer. Unless otherwise indicated, all references to time are references to San Francisco, California time.

         SECTION 1.3.  Subsidiaries.

         Unless   explicitly   set  forth  to  the  contrary,   a  reference  to
"Subsidiary" shall mean a Subsidiary of Borrower and a reference to an "Affiliate" shall mean a reference to an Affiliate of Borrower.

         SECTION 1.4.  Interpretation Generally.

         References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement or any other Loan Document to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, as updated from time to time,
(b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. References to a Person shall include the permitted successors and assigns of such Person. Terms not otherwise defined herein and which are defined in the UCC are used herein with the respective meanings given them in the UCC. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                           ARTICLE II. CREDIT FACILITY

         SECTION 2.1.  Making of Term Loans.

         Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a term loan (a "Term Loan") to Borrower on the Effective Date, in a principal amount not to exceed the lesser of (a) such Lender's Commitment and (b) such Lender's Pro Rata Share of the aggregate principal amount of Term Loans requested by Borrower in the Notice of Borrowing. Notwithstanding any other provision of this Agreement or any other Loan Document, no Term Loan shall be made to Borrower if Agent determines that the making of such Term Loan would result in a violation of the margin requirements of Regulation U as specified in 12 C.F.R. ss. 221.3(a)(1) (or any successor regulation). Once repaid, the principal balance of a Term Loan may not be reborrowed.

         SECTION 2.2.  Request for Term Loans.

         To request the Term Loans, Borrower shall deliver the Notice of Borrowing to Agent not later than (a) 9:00 a.m. at least one Business Day prior to the Effective Date if the Term Loans are to be Base Rate Loans and (b) 10:00 a.m. at least three Business Days prior to the Effective Date if the Term Loans are to be LIBOR Loans. The Notice of Borrowing shall specify the aggregate principal amount of Term Loans to be borrowed, the date such Term Loans are to be borrowed (which must be a Business Day on or after the Effective Date), the Type of the requested Term Loans and if such Term Loans are to be LIBOR Loans, the initial Interest Period for such Loans. The Notice of Borrowing shall be irrevocable once given and binding on Borrower. Prior to delivering the Notice of Borrowing, Borrower may (without specifying whether the Term Loans will be Base Rate Loans or LIBOR Loans) request that Agent provide Borrower with the most recent LIBO Rate available to Agent. Agent shall provide such quoted rate to Borrower and to Lenders on the date of such request or as soon as possible thereafter.

         SECTION 2.3.  Funding.

         Promptly after receipt of the Notice of Borrowing under Section 2.2., Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. No later than 9:00 a.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to Agent at Agent's Lending Office, in immediately available funds, the proceeds of the Term Loan to be made by such Lender. Upon fulfillment of all applicable conditions contained in Article V., Agent shall make available to Borrower at Agent's Lending Office, not later than 11:00 a.m. on the date specified in the Notice of Borrowing, the proceeds of such Term Loans received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Term Loan.

         SECTION 2.4.  Continuation.

         So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower's giving of a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation by Borrower to Agent. Promptly after receipt of a Notice of Continuation, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation,
(b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest

Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. If Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of Borrower to comply with Section 2.5.

         SECTION 2.5.  Conversion.

         So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Agent, Convert the entire amount of all or a portion of a Loan of one Type into a Loan of another Type. Promptly after receipt of a Notice of Conversion, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or integral multiples of $500,000 in excess of that amount.

         SECTION 2.6.  Interest Rate.

         (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day plus the Applicable Margin for Base Rate Loans. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the LIBO Rate plus the Applicable Margin for LIBOR Loans.

         (b) Default Rate. All past-due principal of, and to the extent permitted by Applicable Law, interest on, the Loans shall bear interest until paid at the Base Rate from time to time in effect plus two percent (2%).

         SECTION 2.7.  Number of Interest Periods.

         Anything herein to the contrary notwithstanding, there may be no more than 3 different Interest Periods outstanding at the same time.

         SECTION 2.8.  Repayment of Loans.

         (a) Payment of Interest. All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) on the Termination Date, and (iii) on any date on which the principal balance of such Loan is due and payable in full.

         (b) Payment of Principal of Term Loans. The entire outstanding principal balance of all Term Loans shall be due and payable in full on the Termination Date.

         (c) Optional Prepayments. Borrower may, upon at least one Business Day's prior notice to Agent, prepay any Loan in whole at any time, or from time to time in part in an amount equal to $500,000 or integral multiples of $100,000 in excess of that amount. If Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay the amounts, if any, due under Section 4.4.

         (d) Mandatory Prepayments. If at any time the aggregate outstanding principal balance of Loans exceeds the Available Loan Amount, then Borrower shall, within 10 Business Days of Borrower obtaining actual knowledge of the occurrence of such excess, eliminate such excess. If such excess is not eliminated within such 10 Business Day period, then the entire outstanding principal balance of all Loans shall be immediately due and payable in full.

         (e) General Provisions as to Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to Agent at its Lending Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The parties agree that if Borrower makes any payment due hereunder after 11:00 a.m. but before 5:00 p.m. on the date such payment is due, such late payment shall not constitute a Default under Section 8.1.(a) but shall nevertheless for all other purposes, including but not limited to, the calculation of interest, be deemed to have been paid as of the next succeeding Business Day as provided in the parenthetical phrase of the preceding sentence. Each payment received by Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event Agent fails to pay such amounts to such Lender within one Business Day of receipt by Agent, Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         SECTION 2.9.  Extension of Termination Date.

          Borrower may request that Agent and Lenders extend the current Termination Date by one year by executing and delivering to Agent at least 10, but not more than 30, Business Days prior to the current Termination Date, a written request for such extension. Such request shall be irrevocable once given. Agent shall forward to each Lender a copy of any such request delivered to the Agent promptly upon receipt thereof. So long as each of the following conditions are satisfied on the current Termination Date, the current Termination Date shall be automatically extended for one year: (a) immediately prior to such extension, no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such extension; (b) Borrower shall have paid the fees payable under Section 3.1.(a); and (c) at least 20% of the initial aggregate balance of the Term Loans shall have been repaid.

         SECTION 2.10.  Inclusion of Securities in Unencumbered Pool.

         As of the Effective Date hereof,  the Securities  described in Schedule
2.10. are the only Unencumbered Pool Securities. If Borrower desires that additional Securities become Unencumbered Pool Securities, Borrower shall give Agent prior written notice thereof, such notice to set forth: (a) the identity of the Issuer of such Securities; (b) the number of such Securities to become Unencumbered Pool Securities; (c) whether such Securities are Traded Securities;
(d) the per share Market Value of such Securities as of the most recent date available; (e) if such Issuer is not Investment Grade, a calculation of the ratio of such Issuer's Indebtedness to its Net Worth plus accumulated depreciation; (f) such Issuer's Credit Rating(s), if any; and (g) whether such Securities are to be subject to the limitations of clause (a) of the definition of Unencumbered Pool Value, and if so, a calculation of the Cash Flow to Interest Ratio referred to in such clause (a). Such notice must be accompanied by an Unencumbered Pool Certificate setting forth on a pro forma basis the Unencumbered Pool Value assuming that such Securities are Unencumbered Pool Securities, and if such Securities are owned by a wholly-owned Subsidiary that is not already a Guarantor, the items required to be delivered under Section
10.14. Promptly upon receipt of such notice and Unencumbered Pool Certificate (but in any event within 3 Business Days), Agent will forward copies of the same to Lenders. So long as such Securities are Qualifying Securities, such Securities shall become Unencumbered Pool Securities 10 Business Days following Agent's receipt of such notice, Unencumbered Pool Certificate and the items, if any, required to be delivered under Section 10.14.

         SECTION 2.11.  Notes.

         The obligation of Borrower to repay the Term Loans shall, in addition to this Agreement, be evidenced by the Notes.


                      ARTICLE III. GENERAL LOAN PROVISIONS


         SECTION 3.1.  Fees.

         (a) If, pursuant to Section 2.9., Borrower requests an extension of the Termination Date, Borrower agrees to pay to Agent for the account of each Lender an extension fee equal to one-quarter of one percent (0.25%) of the principal amount of the Term Loan made by such Lender as of the date on which such extension occurs. Such fee shall be payable on the date on which such extension occurs.

         (b) Borrower agrees to pay to Co-Lead Arrangers such fees for services rendered by Co-Arrangers as shall be separately agreed upon between Borrower and Co-Lead Arrangers.

         SECTION 3.2.  Computation of Interest and Fees.

         Interest on the Loans and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).

         SECTION 3.3.  Pro Rata Treatment.

         Except to the extent otherwise provided herein: (a) the Term Loans made under Section 2.1. shall be made by Lenders, and each payment of the fees under
Section 3.1.(a) shall be made for account of Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by Borrower shall be made for account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on Loans by Borrower shall be made for account of Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.

         SECTION 3.4.  Sharing of Payments, Etc.

         If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement, or shall obtain payment on any other Obligation owing by Borrower through the exercise of any right of set-off under Section
10.6. or otherwise, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to the immediately preceding Section, should be distributed pro rata to Lenders, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) in accordance with their respective Pro Rata Shares. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         SECTION 3.5.  Defaulting Lenders.

         If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of ten Business Days after notice from Agent, then, in addition to the rights and remedies that may be available to Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Agent or to be taken into account in the calculation of Majority Lenders or Supermajority Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Agent of any amount required to be paid to Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Agent or Borrower may have under the immediately preceding provisions or otherwise, Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by Agent and paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         SECTION 3.6.  Usury.

         In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that Borrower not pay and Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law.

         SECTION 3.7.  Agreement Regarding Interest and Charges.

         THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.6. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY LENDERS AND AGENT ON BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES, FACILITY FEES, EXTENSION FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES

INCURRED BY AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

         SECTION 3.8.  Statements of Account.

         Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent demonstrable error. The failure of Agent or any Lender to maintain or deliver such a statement of accounts shall not relieve or discharge Borrower from its obligations hereunder.

         SECTION 3.9.  Agent's Reliance.

         Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice permitted under this Agreement which Agent or such Lender believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, or Notice of Continuation on behalf of Borrower.

         SECTION 3.10.  Foreign Lenders.

         Prior to the date that any Foreign Lender becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI or W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                       ARTICLE IV. YIELD PROTECTION, ETC.

         SECTION 4.1.  Additional Costs; Capital Adequacy.

         (a) Additional Costs. Borrower shall promptly pay to Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any

LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each such case resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including Regulation D of the Board of Governors of the Federal Reserve System) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

         (c) Notification and Determination of Additional Costs. Each Lender agrees to notify Borrower of any event occurring after the date hereof entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, subject to the last sentence of this subsection, the failure of any Lender to give such notice shall not release Borrower from any of its obligations hereunder. Such Lender agrees to furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section. Determinations by Agent or any Lender of the effect of any Regulatory Change shall be prima facie evidence of the matters so certified. A Lender shall only be entitled to compensation under the preceding subsection (a) as a result of events occurring during the 120-day period ending on the date Borrower receives the notice described in the first sentence of this subsection and if such Lender uses reasonable allocation and attribution methods to determine such compensation.

         SECTION 4.2.  Suspension of LIBOR Loans.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBO Rate for any Interest Period:

                  (a) Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

                  (b) Agent reasonably determines (which determination shall be conclusive) that the LIBO Rate will not adequately and fairly reflect the cost to Lenders of making or maintaining LIBOR Loans for such Interest Period;

         then Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

         SECTION 4.3.  Illegality.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof (with a copy to Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

         SECTION 4.4.  Compensation.

         Borrower shall pay to Agent for account of each Lender, upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or (b) any failure by Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation. Upon Borrower's request, any Lender requesting compensation under this Section shall provide Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be prima facie evidence of the matters stated therein.

         SECTION 4.5.  Affected Lenders.

         If any Lender requests compensation pursuant to Section 4.1., or the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3., then, so long as there does not then exist any Default or Event of Default, Borrower may (but shall not be obligated to) take either of the following actions: (a) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment (or, if the Term Loans have been made, such Lender's Term Loan) to an Eligible Assignee subject to and in accordance with the provisions of Section 10.8.(c) for a purchase price equal to the outstanding principal balance of such Term Loan, if any, then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (b) pay to the Affected Lender the outstanding principal balance of such Term Loan, if any, then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights hereunder or under any of the other Loan Documents. Agent and the Affected Lender may (but shall not be obligated to) cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall Agent, such Affected Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee. The exercise by Borrower of its rights under this Section shall be at Borrower's sole cost and expense and at no cost or expense to Agent, the Affected Lender, or any of the other Lenders. The terms of this Section shall not in any way limit Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to
Section 4.1.

         SECTION 4.6.  Treatment of Affected Loans.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1.(b), 4.2. or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1.,
4.2. or 4.3. that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

         If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         SECTION 4.7.  Change of Lending Office.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 4.1. or 4.3. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.


                              ARTICLE V. CONDITIONS

         SECTION 5.1.  Initial Conditions.

         The obligation of a Lender to make a Term Loan to Borrower in accordance with the terms hereof, is subject to the condition precedent that Borrower deliver to Agent each of the following, each of which shall be in form and substance satisfactory to Agent:

         (a) counterparts of this Agreement executed by each of the parties hereto;

         (b) Notes executed by Borrower, payable to each Lender;

         (c) the Guaranty executed by SC Realty Incorporated, Security Capital Holdings S.A. and the Persons identified on Schedule 1.1.;

         (d) an opinion of Mayer, Brown and Platt, counsel to Borrower and Guarantors, and addressed to Agent and Lenders in substantially the form of Exhibit H;

         (e) an opinion of Arendt & Medernach, local Luxembourg counsel to Security Capital Holdings S.A., regarding such matters of Luxembourg law as Agent may request, including without limitation, the organization of such Guarantor, the authorization, execution and delivery by such Guarantor of the Guaranty, noncontravention of Luxembourg law, and enforcement of foreign judgments;

         (f) the articles of incorporation of Borrower certified as of a recent date by the Secretary of State of the State of Maryland;

         (g) a Certificate of Good Standing with respect to Borrower issued as of a recent date by the Secretary of State of the State of Maryland and certificates of qualification to transact business or other comparable certificates with respect to Borrower issued by each Secretary of

State (and any state department of taxation, as applicable) of each state in which Borrower is required to be so qualified;

         (h) a certificate of incumbency signed by the Secretary or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party and to execute and deliver the Notice of Borrowing, and Notices of Conversion and Notices of Continuation;

         (i) certified copies (certified by the Secretary or Assistant Secretary of Borrower) of the by-laws of Borrower and of all corporate or other necessary action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (j) the Organizational Documents of each Guarantor certified as of a recent date by the Secretary of State or other similar Governmental Authority of the jurisdiction of its formation;

         (k) a certificate of good standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the State or other similar Governmental Authority of the respective jurisdiction of its formation and certificates of qualification to transact business or other comparable certificates with respect to each Guarantor issued by each Secretary of State or other similar Governmental Authority (and any state department of taxation, as applicable) of each state in which such Guarantor is required to be so qualified;

         (l) a certificate  of  incumbency  signed by the Secretary or Assistant
Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

         (m) certified copies (certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions)) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (n) a Form FR U-1 and a Form FR G-3 executed by Borrower with respect to all Unencumbered Pool Securities;

         (o) an Unencumbered Pool Certificate calculated as of the Effective
Date;

         (p) certified copies (certified by a senior executive officer of Borrower) of the following documents and instruments relating to the U.S. Realty
Acquisition:

             (i) the U.S. Realty Acquisition Agreement and any amendments thereto; and

             (ii) the Registration Statement on Form S-4, Registration
No. 333-47926, as filed with the Securities and Exchange Commission on October 13, 2000, as amended;

         (q) a certificate of a senior executive officer of Borrower stating that all conditions precedent to the consummation of the U.S. Realty Acquisition as set forth in the U.S. Realty Acquisition Agreement have been satisfied or waived in writing, together with a copy of any such waiver;

         (r) such evidence as Agent may request to confirm that any Securities acquired by Borrower or a Guarantor in connection with the U.S. Realty Acquisition which are to be Unencumbered Pool Securities are registered in the name of Borrower or a Guarantor;

         (s) evidence that all conditions precedent contained in Sections 5.1 and 5.2 of the Revolving Credit Agreement have been satisfied (or waived as permitted therein);

         (t) payment of all loan closing fees and any other fees then due and payable to the Agent and the Lenders in connection with this Agreement; and

         (u) such other documents and instruments as Agent, or any Lender through Agent, may reasonably request.

         SECTION 5.2.  Conditions to Loans.

         The obligation of any Lender to make a Term Loan is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

         (a)      timely receipt by Agent of the Notice of Borrowing;

         (b) the proposed use of proceeds of such Loans set forth in the Notice of Borrowing is consistent with the provisions of Section 7.11.;

         (c) immediately before and after the making of such Loans, no Default (including without limitation the existence of the condition described in Section 2.8.(d)) or Event of Default shall have occurred and be continuing; and

         (d) the representations and warranties of Borrower and Guarantors contained in the Loan Documents to which any is a party shall be true in all material respects on and as of the date of such Loans except to the extent (x) such representations or warranties specifically relate to an earlier date or (y) such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of the Notice of Borrowing and the making of each Loan shall constitute a certification by Borrower to Agent and Lenders that the statements in the immediately preceding clauses (b) through (d) are true.

         SECTION 5.3.  Conditions as Covenants.

         If Lenders make the Term Loans prior to the satisfaction of all conditions precedent set forth in Section 5.1., Borrower shall nevertheless cause such condition or conditions to be satisfied within five Business Days after the date of the making of such Loans.

         SECTION 5.4.  Termination if Conditions Not Satisfied.

     This Agreement shall terminate (other than those provisions hereof which expressly survive its termination) if (a) the conditions precedent contained in
Section 5.1. have not been satisfied (or waived in accordance with the applicable provisions of Section 10.7.) by March 31, 2001 or (b) the U.S. Realty Acquisition Agreement is terminated.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and each Lender as follows:

         SECTION 6.1.  Existence and Power.

         Each of Borrower and Guarantors is a corporation, partnership, trust or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect.

         SECTION 6.2.  Ownership Structure.

         Schedule  6.2.  correctly  sets  forth  the  corporate   structure  and
ownership interests of Borrower and all of its Consolidated Subsidiaries including the correct legal name of Borrower and each such Subsidiary, and Borrower's relative equity interest in each such Subsidiary.

         SECTION 6.3. Authorization of Agreement, Notes, Loan Documents and Borrowings.

         Each of Borrower and Guarantors has the right and power, and has taken all necessary action to authorize it, to borrow hereunder in the case of Borrower, and to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of the Loan Documents to which Borrower or any Guarantor is a party have been duly executed and delivered by the duly authorized officers of Borrower or such Guarantor and each is a legal, valid and binding obligation of Borrower or such Guarantor enforceable against Borrower or such Guarantor in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         SECTION 6.4. Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc.

         The execution, delivery and performance by Borrower or any Guarantor of the Loan Documents to which Borrower or such Guarantor is a party in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise (a) require any Governmental Approval or violate any Applicable Law relating to Borrower or any Guarantor the failure to possess or to comply with which would have a Materially Adverse Effect; (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of Borrower or any Guarantor, or any indenture, agreement or other instrument to which Borrower or any Guarantor is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Guarantor other than Permitted Liens.

         SECTION 6.5.  Compliance with Law; Governmental Approvals.

         Each of Borrower and Guarantors is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which (if Borrower or such Guarantor, as applicable, has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of Borrower or such Guarantor, as applicable.

         SECTION 6.6.  Indebtedness and Guarantees.

         Schedule 6.6. is a complete and correct listing of all Indebtedness and Guarantees of Borrower as of the date hereof. Borrower has performed and is in compliance with all of the terms of all Indebtedness of Borrower (including all Guarantees of any Indebtedness) having an aggregate principal amount in excess of $5,000,000, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness. As of the date hereof, no Guarantor has any Indebtedness or Guarantees other than Indebtedness under
(a) the Guaranty, (b) the other Loan Documents to which such Guarantor is a party, (c) the Guaranty of (and as defined in) the Revolving Credit Agreement and (d) Guarantees permitted under Section 7.19.(a)(w).

         SECTION 6.7.  Transactions with Affiliates.

         Neither Borrower nor any Guarantor is a party to any transaction with any Affiliate which is in violation of Section 7.14.(b).

         SECTION 6.8.  Absence of Defaults.

         Neither Borrower nor any Guarantor is in default under its respective Organizational Documents, and no event has occurred, which has not been remedied, cured or waived (a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by Borrower or any Guarantor under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of its properties may be bound.

         SECTION 6.9.  Financial Information.

         The audited consolidated balance sheet of Borrower as at December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ending, reported on by Arthur Andersen LLP, and the unaudited consolidated balance sheet of the Borrower as at September 30, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal period ending on such date, copies of all of which have been delivered to Agent and Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of Borrower as of such dates and its results of operations and cash flows for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the omission of footnotes). Since December 31, 1999 and with reference to such date, there has been no material adverse change in the financial position or results of operations of Borrower and its Consolidated Subsidiaries taken as a whole.

         SECTION 6.10.  Litigation.

         There is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, any Related Company before any court or arbitrator or any Governmental Authority (a) which would reasonably be expected to materially adversely affect the business, properties, financial position, results of operations or prospects of Borrower and its Consolidated Subsidiaries taken as a whole or (b) which in any manner draws into question the validity of any Loan Document.

         SECTION 6.11.  ERISA.

         Neither Borrower nor any Guarantor maintains, nor has at any time maintained, any Plan subject to the provisions of ERISA. Neither Borrower nor any Guarantor is, and at no time has been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         SECTION 6.12.  Environmental Matters.

         In the ordinary course of their business, the Related Companies conduct an ongoing review of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 6.13.  Taxes.

         As of the date hereof, the United States Federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member for the calendar years prior to and including 1995 have been examined and closed. No other United States Federal income tax returns of such affiliated group have been examined to date. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by or any of them except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

         SECTION 6.14.  Other Related Companies.

         Each of the corporate Related Companies other than Borrower and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

         SECTION 6.15.  Not an Investment Company.

         Neither Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 6.16.  Full Disclosure.

         All written information furnished by or on behalf of Borrower or any Guarantor to Agent and Lenders for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information (other than projections and other similar forward-looking information) hereafter furnished by or on behalf of Borrower or any Guarantor to Agent and Lenders will be true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. All financial projections prepared by or on behalf of Borrower or any Guarantor that have been or may hereafter be made available to Agent or any Lender were or will be prepared in good faith based on assumptions believed by management of Borrower to be reasonable. Borrower has disclosed to Agent in writing any and all facts known to Borrower which materially and adversely affect or may affect (to the extent Borrower can now reasonably foresee), the business, operations or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

         SECTION 6.17.  Insurance.

         Schedule 6.17. sets forth a true and correct description of the insurance coverage maintained by or on behalf of Borrower currently in effect.

         SECTION 6.18.  Not Plan Assets.

         The assets of neither Borrower nor any Guarantor constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance by Borrower and Guarantors of the Loan Documents to which any is a party, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

         SECTION 6.19.  Sole Shareholder.

         Borrower  owns,   directly  or  indirectly,   all  of  the  issued  and
outstanding capital stock of each Guarantor.

         SECTION 6.20.  Unencumbered Pool Securities.

         Each Security that is included in determinations of the Unencumbered Pool Value satisfies all requirements of the definition of Qualifying Security that are applicable to such Security. Schedule 6.20. sets forth, as of the Effective Date, a complete listing of all agreements and all provisions of Organizational Documents of the types referred to in clause (b)(i) of the definition of Traded Security, with respect to each Unencumbered Pool Security.

         SECTION 6.21.  Solvency.

         (a) The fair value and the fair salable value of Borrower's assets (excluding any Indebtedness due from any Affiliate of Borrower) are each in excess of the fair valuation of Borrower's total liabilities (including all contingent liabilities); and (b) Borrower is able to pay its debts or other obligations in the ordinary course as they mature and (c) Borrower has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

                             ARTICLE VII. COVENANTS

         Borrower agrees that, so long as Lenders have any Commitments hereunder or any Obligation remains unpaid:

         SECTION 7.1.  Information.

         Borrower will deliver to Agent:

         (a) as soon as available and in any event within 135 days after the end of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a consolidated balance sheet of such Person as of the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to Agent by independent public accountants of nationally recognized standing (delivery by Borrower of its Form 10-K under subsection (f) below shall satisfy the requirements of this subsection (a) to the extent such Form 10-K contains the items required to be delivered under this subsection);

         (b) as soon as available and in any event within 65 days after the end of each of the first three fiscal quarters of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a balance sheet of such Person as of the end of such quarter and the related statements of earnings, stockholders' equity and cash flows for such quarter and for the portion of such Person's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of such Person's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (subject to absence of full footnote disclosures) and consistency by an Authorized Representative of such Person (delivery by Borrower of its Form 10-Q under subsection (f) below shall satisfy the requirements of this subsection (b) to the extent such Form 10-Q contains the items required to be delivered under this subsection);

         (c) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of an Authorized Representative of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 7.7. and 7.14. on the date of such financial statements, (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements, and (iv) setting forth a schedule, in such form as may be reasonably satisfactory to Agent, of information with respect to assets and liabilities of Consolidated Subsidiaries of Borrower;

         (d) as soon as possible and in any event within 5 Business Days following the end of each calendar month or promptly upon the reasonable request of Agent, an Unencumbered Pool Certificate;

         (e) within five days after any executive officer of Borrower obtains knowledge of any Default or Event of Default, a certificate of an Authorized Representative of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Borrower or any of its Affiliates which it directly or indirectly controls shall file with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

         (g) promptly upon the release thereof, copies of all press releases of Borrower and any of its Affiliates which it directly or indirectly controls;

         (h) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (i) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against any of the Related Companies which is reasonably likely to have a Materially Adverse Effect;

         (j) promptly upon the occurrence thereof, any material change in the senior management of Borrower or any Guarantor;

         (k)  promptly   upon  the   occurrence   thereof,   any  amendment  to
the Organizational Documents of Borrower or any Guarantor;

         (l) promptly upon the filing thereof, the annual report of Borrower filed with the Secretary of State of the State of Maryland;

         (m) promptly upon Agent's request, (i) amendments or other supplements to any Form FR U-1 or Form FR G-3 delivered under this Agreement, (ii) new Forms FR U-1 or Forms FR G-3, and (iii) such information regarding the Securities owned by Borrower or any Guarantor as Agent may request;

         (n) promptly upon any executive officer of Borrower obtaining knowledge that an event or condition has occurred or exists which results in any Unencumbered Pool Security ceasing to be eligible for qualification as an Unencumbered Pool Security, notice of such event or condition;

         (o) within 5 Business Days of the sale or other disposition by the Borrower or any Guarantor of any Unencumbered Pool Securities, notice of such sale together with an Unencumbered Pool Certificate giving effect to such sale or transfer; and

         (p) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Agent or any Lender may reasonably request.

Agent shall deliver to each Lender a copy of each item delivered to the Agent under the immediately preceding subsections (a) through (o) promptly upon receipt by Agent.

         SECTION 7.2.  Payment of Obligations.

         Borrower will pay and discharge, and will cause each Subsidiary (other than any Public Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect on Borrower, and will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 7.3.  Maintenance of Property; Insurance.

         (a) Borrower will keep, and will cause each Subsidiary (other than any Public Subsidiary) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

         (b) Borrower will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and earthquake if located in designated flood and earthquake zones), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense (provided that the amount of such insurance with respect to earthquakes need not exceed $15,000,000 for property located in California), (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $5,000,000 in primary coverage and $25,000,000 in umbrella coverage and (iii) such other insurance coverage in such amounts and with respect to such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-IX (with respect to liability) and A-XI (with respect to property damage) or such other insurers as Agent may approve in writing. Borrower will deliver to Agent (i) upon request of Agent from time to time full information as to the insurance carried, (ii) within five
(5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

         (c) Except as otherwise permitted under Section 7.10., Borrower will, and will cause each Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Materially Adverse Effect on Borrower.

         SECTION 7.4.  Conduct of Business and Maintenance of Existence.

         Except as otherwise permitted under Section 7.10., Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the dissolution of a Subsidiary (other than any Guarantor) if (a) the Borrower's Board of Directors has determined that such dissolution is in the best interest of Borrower, (b) such dissolution will not be materially disadvantageous to Lenders and (c) such dissolution will not have a Materially Adverse Effect.

         SECTION 7.5.  Compliance with Laws.

         Borrower will comply, and cause each Subsidiary to comply, with all Applicable Laws, including without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder, except where compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not have a Materially Adverse Effect.

         SECTION 7.6.  Inspection of Property, Books and Records.

         Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

         SECTION 7.7.  Financial Covenants.

         (a) Minimum Shareholders' Equity. Borrower shall not at any time permit the Shareholders' Equity of Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles to be less than (i) 75% of Shareholders' Equity of Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles immediately after giving effect to the U.S. Realty Acquisition plus (ii) 75% of the amount by which the Shareholders' Equity of Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles has been increased by the issuance of capital stock after the U.S. Realty Acquisition.

         (b) Ratio of Total Liabilities to Market Value Net Worth. Borrower shall not at any time permit the ratio of (i) the Total Liabilities of Borrower and its Consolidated Subsidiaries determined in accordance with generally accepted accounting principles to (ii) the Market Value Net Worth of Borrower and its Consolidated Subsidiaries to exceed 1.0 to 1.0.

         (c) Ratio of Cash Flow to Fixed Charges. Borrower shall not permit the ratio of (i) the Cash Flow of Borrower and its Consolidated Subsidiaries to (ii) the Fixed Charges of Borrower and its Consolidated Subsidiaries to be less than
1.50 to 1.00 at the end of any fiscal quarter.

         (d) Ratio of Secured Indebtedness to Market Value. Borrower shall not permit the ratio of (i) the aggregate outstanding principal amount of Indebtedness of Borrower and its Consolidated Subsidiaries that is secured in any manner by any Lien on any property to (ii) the sum of the amounts in clause
(a) of the definition of Market Value Net Worth, to exceed 0.1 to 1.0 at any time.

         (e) Ratio of Unencumbered Pool Value to Unsecured Liabilities. Borrower shall not permit the ratio of (i) the Unencumbered Pool Value to (ii) the Unsecured Liabilities of Borrower and its Consolidated Subsidiaries, to be less than 2.00 to 1.00 at any time.

         SECTION 7.8.  Sales of Unencumbered Pool Securities.

         Borrower shall not, and shall not permit any Guarantor to, sell, transfer, convey or otherwise dispose of any Unencumbered Pool Securities if an Event of Default exists immediately prior to such sale, transfer, conveyance or disposition, or would exist immediately after giving effect thereto.

         SECTION 7.9. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         Except for limitations contained in the Revolving Credit Agreement, Borrower will not, and will not cause or permit any Consolidated Subsidiary (excluding any Strategic Investee Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any such Consolidated Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its capital stock or any other interest or participation in, or measured by, its profits, to Borrower or any other Subsidiary, (b) pay any Indebtedness owed to Borrower or any other Subsidiary, (c) make loans or advances to, or guarantee any Indebtedness or other obligations of, Borrower or any other Subsidiary or (d) transfer any of its property or assets to Borrower or any other Subsidiary, except any encumbrance or restriction (i) existing under any agreement governing the terms of or otherwise arising as a result of purchase money Indebtedness for equipment or other goods acquired in the ordinary course of business that only imposes encumbrances and restrictions on the goods so acquired; (ii) contained in any agreement for the sale or disposition of the capital stock of or other equity interest in, or assets of, any Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (ii) are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with
Section 7.10. to the extent applicable thereto; or (iii) existing under any agreement that refinances or replaces the agreements containing the encumbrance or restrictions in the foregoing clause (i); provided, however, that the terms and conditions of any such restrictions permitted under this clause (iii) are not materially less favorable to Lenders than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

         SECTION 7.10. Consolidations, Mergers and Sales of Assets.

         Neither Borrower nor any of its Subsidiaries (other than any Public Subsidiary) may (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of any of its assets to any other Person, or (c) purchase or otherwise acquire, directly or indirectly, by one or a series of related transactions, all or substantially all of the assets of, or outstanding capital stock of or other equity interest in, another Person, except that (x) a Subsidiary (other than a Guarantor) may merge or consolidate with another Person or sell, lease or otherwise transfer a substantial portion of its assets to another Person, and (y) Borrower or a Subsidiary may purchase or otherwise acquire, all or substantially all of the assets of, or outstanding capital stock of or other equity interests in, another Person, so long as (i) Borrower shall have given Agent at least 10 days prior notice thereof (except in the case of a acquisition of capital stock of or other equity interest in, existing Affiliates), (ii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and Borrower shall have delivered to Agent a certificate of an Authorized Representative of Borrower setting forth in reasonable detail the calculations required to establish whether Borrower will be in compliance with the requirements of Sections 7.7. and 7.14. after giving pro forma effect thereto and (iii) in the case of a consolidation or merger, the Person surviving such consolidation or merger will be a Subsidiary after giving effect thereto.

         SECTION 7.11.  Use of Proceeds.

         Borrower will use the proceeds of all Loans made under this Agreement only (a) to finance (i) the purchase by Borrower (directly, or indirectly through wholly-owned Subsidiaries) of Securities issued by Persons created by Borrower or specified by Borrower consistent with the business objectives of Borrower and (ii) loans by Borrower permitted under Section 7.15., in each case in order to consummate the U.S. Realty Acquisition, (b) to acquire, directly or indirectly, shares of any of its capital stock, and to redeem, purchase or otherwise retire Indebtedness of Borrower that is subordinated in right of payment to the Loans and the other Obligations, in each case, in connection with the U.S. Realty Acquisition, including post-transaction flow-back and (c) for general corporate purposes related to the U.S. Realty Acquisition, in each case to the extent otherwise permitted hereunder, and for no other purposes. Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any

"margin stock" within the meaning of Regulations T, U and X if such use would result in a violation by any party hereto of any of Regulations T, U and X.

         SECTION 7.12.  ERISA.

         Borrower will not at any time maintain any Plan subject to the provisions of ERISA and will not at any time be a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         SECTION 7.13.  Negative Pledge.

         Borrower will not create, assume or suffer to exist any Lien on any of its right, title or interest in or to (a) any capital stock of any Guarantor (including any of Borrower's indirect ownership interest in such Guarantor) or
(b) any capital stock of or other equity interest in any of the Services Subsidiaries.

         SECTION 7.14.  Restricted Payments; Agreements with Affiliates.

         (a) Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments; provided, however, so long as no Event of Default shall have occurred and be continuing (and would not result from the occurrence of the following), Borrower may (i) pay cash dividends during any periods of four consecutive fiscal quarters ending during the term of this Agreement in an aggregate amount not to exceed 50% of Borrower's Cash Flow Available for Distribution for such four fiscal quarter period; (ii)
notwithstanding the preceding clause (i), pay cash dividends to the holders of the 257,642 shares of Borrower's Series B Cumulative Convertible Redeemable Voting Preferred Stock currently issued and outstanding (the "Series B Shares"), and any other securities into which the Series B Shares may be exchanged or converted but only to the extent required to do so under the terms of the Series B Shares as in effect June 5, 1998; provided, however, for purposes of this clause (ii) only if any Event of Default other than any Event of Default described in Section 8.1.(a) or (f) through (i) shall have occurred and be continuing, Borrower may pay cash dividends to the holders of Series B Shares but only to the extent required to do so under the terms of the Series B Shares as in effect June 5, 1998; and (iii) acquire, directly or indirectly, shares of any of its capital stock, and redeem, purchase or otherwise retire Indebtedness of Borrower that is subordinated in right of payment to the Loans and the other Obligations.

         (b) Borrower shall not, and shall not permit any of its Subsidiaries that are not Public Subsidiaries to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 7.15.  Loans to Other Persons.

         Borrower shall not, and shall not permit any Guarantor to, make or permit to be outstanding any loan or advance to any Person; provided, however, Borrower may make loans to any Subsidiary (excluding any Public Subsidiary) the accounts of which are consolidated with those of Borrower in its consolidated financial statements in accordance with generally accepted accounting principles, so long as no Default or Event of Default exists at the time of (or would result from) the making of such loan. In addition to the foregoing, Borrower and Guarantors may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices.

         SECTION 7.16.  ERISA Exemptions.

         Borrower shall not permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

         SECTION 7.17.  Exchange Listing.

         Borrower will maintain at least one class of common shares of Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is listed on The NASDAQ Stock Market's National Market.

         SECTION 7.18.  Subsidiary Guaranties

         Borrower will not cause or permit any Subsidiary, directly or indirectly, to provide a Guarantee (an "Other Guarantee") of the payment of any Indebtedness of Borrower or any Guarantor ("Other Indebtedness") unless such Subsidiary (a) is a Guarantor or (b) simultaneously executes and delivers a guaranty of the Obligations in form and substance satisfactory to Agent; provided, however, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Obligations or the guaranty of such Subsidiary, as the case may be, the guaranty of such Subsidiary shall be pari passu in right of payment with the Other Guarantee; or (ii) Indebtedness subordinated in right of payment to the Obligations (or any guaranty by a Subsidiary thereof), the guaranty by such Subsidiary shall be senior in right of payment to the Other Guarantee (which shall provide that such Other Guarantee is subordinated to the guaranty of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Obligations or the guaranty of such Subsidiary thereof, as the case may be).

         SECTION 7.19.  Covenants Regarding Guarantors.

         (a) Indebtedness and Accounts Payable. Borrower will not permit Guarantors to incur, assume or suffer to exist any of the following (determined on a collective basis): (i) accounts payable (excluding obligations to purchase Securities pursuant to subscription or stock purchase agreements, or otherwise make capital contributions, in or with respect to Strategic Investees or Capital Management Entities) in excess of $10,000,000 in the aggregate at any time outstanding and (ii) any Indebtedness other than:

               (w) Indebtedness owing to Borrower;

               (x)   Indebtedness   under  the  Guaranty  and,  subject  to
               compliance with Section 7.18., under Guarantees of senior unsecured long term Indebtedness of Borrower so long as such Indebtedness so Guaranteed is of a type described in clause (a) or (b) of the definition of Indebtedness;

               (y) Indebtedness represented by declared but unpaid dividends;
                and

               (z)  Indebtedness  in respect of the  Guaranty  of (and as defined  in) the Revolving Credit Agreement.

         (b) Asset Transfers. Borrower will not permit any Guarantor to sell, transfer or otherwise convey any of its assets other than:

               (x) sales and transfers of Unencumbered Pool Securities to the extent permitted under Section 7.8.; and

               (y) transfers of assets to Borrower and any other Guarantor that is organized under the laws of, and has its chief executive office in, any State of the United States of America or the District of Columbia, so long as no Default or Event of Default shall have occurred and be continuing or would result from such transfer.

         (c) Independent Director. As of the date hereof, SC Realty Incorporated's Independent Director (as defined in such Guarantor's articles of incorporation) is James R. Wilcox. Borrower shall cause such Guarantor to pay such Independent Director a director's fee not greater than comparable fees received by independent directors of entities similar to such Guarantor engaging in comparable activities with similar risks. Borrower will not permit such Guarantor to permit such Independent Director to be a trustee in bankruptcy for Borrower.

         (d) Compliance with and Amendment of Charter or Bylaws. Borrower shall cause each Guarantor to (a) comply with the terms of its Organizational Documents and (b) not amend, supplement, restate or otherwise modify any of the terms of its Organizational Documents.

         SECTION 7.20.  Investment Limitation.

         The Borrower shall not permit the aggregate value of all Securities of Strategic Investees and Securities held by the Capital Management Entities in real estate companies, the value of which is determined in accordance with the method referred to in clause (d)(iii) of the definition of Market Value, to exceed 15% of the value of all Securities held by the Borrower and its Subsidiaries. For purposes of this Section, the value of Securities held by the Borrower and the Capital Management Entities referred to in this Section shall be determined in accordance with the valuations methods referred to in the definition of Market Value.

         SECTION 7.21.  Minimum Ownership by Borrower and Guarantors.

         At no time shall Borrower permit (a) the aggregate value of all assets of the types referred to in clause (a) of the definition of Market Value Net Worth that are directly owned by Borrower and Guarantors to be less than (b) 90.0% of the aggregate value of all assets of such types owned by Borrower and its Consolidated Subsidiaries.

                             ARTICLE VIII. DEFAULTS

         SECTION 8.1.  Events of Default.

         If one or more of the following events shall have occurred and be continuing:

         (a) Borrower shall fail to pay within 1 Business Day of the due date thereof any principal of any Obligation, or shall fail to pay within 3 Business Days of the due date thereof any interest owing on any Obligation, or shall fail to pay within 10 Business Days of the due date thereof any fees or other Obligation;

         (b) Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.1.(e), Section 7.10., Section 7.13. (if, in the case of such Section 7.13., such failure was willful or intentional), Section 7.19.(a)(ii), Section 7.19.(c), Section 7.19.(d) or Section 7.21.;

         (c) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clause (a) or (b)) for a period of 30 days after written notice thereof from Agent has been received by Borrower;

         (d) an Event of Default under and as defined in any Loan Document shall occur and be continuing or Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents to which it is a party (other than those expressly covered by any other clause of this Section 8.1.) and such failure shall continue beyond any applicable period of grace;

         (e) any representation, warranty, certification or statement made or deemed made (i) by or on behalf of Borrower in this Agreement or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan Document, or (ii) by or on behalf of any Guarantor in the Guaranty, or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (f) Borrower or any Guarantor shall fail to make any payment in respect of any of its Indebtedness (other than the Obligations) having an aggregate outstanding principal balance in excess of $25,000,000 in the case of Borrower or $10,000,000 in the case of a Guarantor, when due and such failure shall continue beyond any applicable grace period;

         (g) the maturity of any Indebtedness of Borrower or any Guarantor in an aggregate principal amount in excess of $25,000,000 in the case of Borrower or $10,000,000 in the case of a Guarantor, shall have been (i) accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (ii) required to be prepaid in full prior to the stated maturity thereof;

         (h) Borrower, any Guarantor or any Issuer of a Qualifying Security shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against Borrower, any Guarantor or any Issuer of a Qualifying Security seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any such Person under the federal bankruptcy laws as now or hereafter in effect;

         (j) a judgment or order for the payment of money in excess of $25,000,000 with respect to Borrower or $10,000,000 with respect to any Guarantor shall be rendered against Borrower or a Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 consecutive days;

         (k) during any period of twelve consecutive calendar months, individuals who were directors of Borrower or a Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of Borrower or such Guarantor, as applicable; provided, however, that the directors of Borrower or a Guarantor, as applicable, may include any new director that (i) is an officer, director or employee of a Related Company or (ii) is required in order (as a practical matter) for the composition of the board of directors of Borrower or such Guarantor, as applicable, to comply with any provision of the Organizational Documents of Borrower or such Guarantor, as applicable, regarding independent directors;

         (l) if a change in the management of Borrower or a Guarantor has occurred there shall have occurred without the consent of Agent within 10 days of such change any adverse change reasonably deemed material by Agent in the identity of persons constituting management of Borrower or such Guarantor, as applicable;

         (m) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercised immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of Borrower;

         (n) the assets of Borrower or any Guarantor at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

         (o) any Guarantor shall, or shall attempt to, disavow, revoke or terminate the Guaranty or its obligations thereunder;

         (p) Borrower shall cease to own, directly or indirectly, all of the issued and outstanding capital stock of each Guarantor; or

         (q) an Event of Default under and as defined in the Revolving Credit Agreement shall have occurred and be continuing.

         SECTION 8.2.  Remedies.

         Upon the occurrence of an Event of Default, and in every such event, Agent shall, upon the direction of the Supermajority Lenders, (i) by notice to Borrower terminate the Commitments (if then in effect), which shall thereupon terminate, and (ii) by notice to Borrower declare the Loans and all other Obligations to be, and the Loans and all other Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by Borrower. Notwithstanding the foregoing, upon the occurrence of any of the Events of Default specified in clause (h) or (i) of Section 8.1., without any notice to Borrower or any other act by Agent, the Commitments (if then in effect) shall thereupon immediately and automatically terminate and the Loans and all other Obligations shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower. In addition upon the occurrence of an Event of Default, the Supermajority Lenders may direct Agent to, and Agent if so directed shall, instruct Borrower to cease making Investments and upon receipt of any such instruction Borrower shall cease to do so. Not in limitation of the foregoing, upon the occurrence of an Event of Default, the Supermajority Lenders may direct Agent to, and Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents and under Applicable Law.

         SECTION 8.3.  Allocation of Proceeds.

         If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:

         (a) amounts due to Agent, and Lenders in respect of Fees and expenses due under Sections 3.1. and 10.3., ratably in accordance with the amounts then payable;

         (b) payments of interest on Loans, to be applied for the ratable benefit of Lenders;

         (c) payments of principal of Loans, to be applied for the ratable benefit of Lenders;

         (d) amounts due to Agent and Lenders pursuant to Sections 9.6.
and 10.5.;

         (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of Lenders; and

         (f) any amount remaining after application as provided above,shall be paid to Borrower or whomever else may be legally entitled thereto.

         SECTION 8.4.  Rescission of Acceleration by Supermajority Lenders.

         If at any time after acceleration of the maturity of the Obligations, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Supermajority Lenders, then by written notice to Borrower, the Supermajority Lenders may elect, in the sole discretion of such Supermajority Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Supermajority Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.


                              ARTICLE IX. THE AGENT

         SECTION 9.1.  Appointment and Authorization.

         Each Lender hereby appoints and authorizes Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Borrower shall be entitled to rely conclusively upon a written notice or written response from Agent as being made pursuant to the requisite concurrence or consent of Lenders necessary to take such action without investigation or otherwise contacting Lenders hereunder. Nothing herein shall be construed to deem Agent a trustee for any Lender nor to impose on Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender agrees Agent has no fiduciary obligations to such Lender under this Agreement, any other Loan Document or otherwise. At the request of a Lender, Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to Agent pursuant to Section 5.1. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to Agent by Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, Agent shall not exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Supermajority Lenders have so directed Agent to exercise such right or remedy. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has actual knowledge of such Default or Event of Default. In the event that Agent has actual knowledge of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Each Lender authorizes and directs Agent to enter into the Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Lenders or the Supermajority Lenders, as applicable, in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Lenders or the Supermajority Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

         SECTION 9.2.  Agent and Affiliates.

         Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates and the other Lenders and their respective affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, any Related Company and any Affiliate of Borrower and any Related Company as if Wells Fargo or such Lender were any other bank and without any duty to account therefor to the other Lenders.

         SECTION 9.3.  Approvals of Lenders.

         All communications from Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower or any Guarantor in respect of the matter or issue to be resolved, and (d) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within fifteen Business Days (or such lesser period as may be required under the Loan Documents for Agent to respond). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

         SECTION 9.4.  Consultation with Experts.

         Agent may consult with legal counsel (who may be counsel for Borrower or a Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.5.  Liability of Agent.

         Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with any of the Loan Documents, or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of Borrower or a Guarantor, (c) the satisfaction of any condition specified in Article V., or (d) the validity, effectiveness or genuineness of any of the Loan Documents or any other instrument or writing furnished in connection herewith or therewith. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

         SECTION 9.6.  Indemnification of Agent.

         Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) in accordance with Lenders' respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) to the extent arising from Agent's gross negligence or willful misconduct or (ii) if Agent fails to follow the written direction of the Majority Lenders unless such failure is pursuant to Agent's good faith reliance on the advice of counsel of which Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that Agent is not reimbursed for such expenses by Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

         SECTION 9.7.  Credit Decision.

         Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Agent hereinafter taken, including any review of the affairs of Borrower or Guarantors, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on the financial statements of Borrower or Guarantors and its affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any Guarantor, any other Related Company or any other Affiliate thereof which may come into possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates.

         SECTION 9.8.  Successor Agent.

         Agent may resign at any time by giving 30 days' prior written notice thereof, to Lenders and Borrower. Agent may be removed as Agent under the Loan Documents for good cause upon 30 days' prior written notice to Agent by the Supermajority Lenders. Upon any such resignation or removal, the Supermajority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Supermajority Lenders, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation or the Supermajority Lenders' removal of the current Agent, then the current Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve. Any successor Agent must be a bank (a) whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by Moody's or not less than investment grade or its equivalent by S&P, (b) which has total assets in excess of $10,000,000,000 and (c) so long as no Default or Event of Default shall have occurred and be continuing, reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations hereunder. The current Agent shall at the expense of Borrower execute and deliver to such successor Agent such instruments of transfer as may be reasonably necessary to accomplish such succession. After any current Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 9.9.  Titled Parties.

         None of the Documentation Agent, the Co-Documentation Agent, the Syndication Agent nor either of the Co-Lead Arrangers in such respective capacities (all such Persons, "Titled Parties"), assumes any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for Lenders. The titles of "Documentation Agent", "Co-Documentation Agent", "Syndication Agent", "Co-Lead Arrangers", and "Joint Book Managers" are solely honorific and imply no fiduciary responsibility on the part of any Title Party, in its respective capacity as such, to Agent, Borrower or any Lender and the use of such titles does not impose on any such Titled Party any duties or obligations greater than those of any other Lender or entitle any Titled Party to any rights other than those to which any other Lender is entitled.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1.  Notices.

         All notices, requests and other communications to any party under the Loan Documents shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party as follows:

         If to Borrower:

                  Security Capital Group Incorporated
                  125 Lincoln Avenue
                  Santa Fe, New Mexico  87501
                  Attention:  Jeffrey A. Klopf
                  Telecopier:  (505) 988-8920
                  Telephone:  (505) 982-9292

                  with a copy to:

                  Security Capital Group Incorporated
                  777 Market Center Avenue
                  El Paso, Texas 79912-8412
                  Attention: Paul E. Szurek
                  Telecopier:  (915) 877-3301
                  Telephone:  (915) 877-6390
                  and to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Attention:  J. Paul Forrester
                  Telecopier:  (312) 701-7711
                  Telephone:  (312) 701-7366

         If to a Lender or Agent:

                  To such Lender's or Agent's Lending Office

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that notices to Agent under Article II., and any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, Borrower shall send copies of the information described in
Section 7.1. to the following address of Agent:

                  Wells Fargo Bank, National Association
                  Real Estate Group
                  Koll Center
                  2030 Main Street, Suite 800
                  Irvine, California  92714
                  Attention:  Ms. Cherri Rodgers

         SECTION 10.2.  No Waivers.

         No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.3.  Expenses.

         Borrower will pay on demand all present and future reasonable expenses of:

         (a) Agent in connection with the negotiation, preparation, execution, delivery and administration (including reasonable out-of-pocket costs and expenses incurred in connection with the assignment of Commitments or Loans pursuant to Section 10.8.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) Alston & Bird LLP, counsel for Agent, (ii) Locke Liddell & Sapp LLP, counsel for The Chase Manhattan Bank and Chase Securities Inc. and
(iii) each local counsel retained by Agent;

         (b) Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or sales of participations in any Lender's Commitment or Loans, including the reasonable fees and disbursements of counsel to Agent;

         (c) Agent and each of Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent and any Lender actually incurred;

         (d) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of Borrower or any Guarantor under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to Agent or to any Lender actually incurred if such collection or enforcement is done by or through an attorney;

         (e) Subject to any limitation contained in Section 10.5., Agent and each of Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred and of experts and other consultants retained by Agent or any Lender in connection therewith;

         (f) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the exercise by Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred; and

         (g) Agent and each of Lenders, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 8.1.(h) or (i), and the reasonable fees and disbursements of counsel to Agent and any Lender actually incurred in connection with the representation of Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation
(i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to Agent or such Lender and (iii) the negotiation and preparation of any plan of reorganization of Borrower or any Guarantor, whether proposed by Borrower or such Guarantor, Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         SECTION 10.4.  Stamp, Intangible and Recording Taxes.

         Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         SECTION 10.5.  Indemnification.

         Borrower shall and hereby agrees to indemnify, defend and hold harmless Agent and each of Lenders and their respective directors, officers, agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or any of the other Loan Documents, or the transactions contemplated hereby and thereby; (ii) the making of Loans; (iii) any actual or proposed use by Borrower of the proceeds of the Loans; or (iv) Agent's or Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by Borrower, any Guarantor, Agent or any of Lenders in connection with the required compliance by Borrower, any Guarantor or any of the other Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents.

         SECTION 10.6.  Setoff.

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by Borrower, at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any affiliate of such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

         SECTION 10.7.  Amendments.

         Any consent or approval required or permitted by this Agreement or in any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(b)) to be given by Lenders may be given, and the performance or observance by Borrower or any Guarantor of any terms of any such Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Any provision of this Agreement or of any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(b)) may be amended or otherwise modified with, but only with, the written consent of Borrower or a Guarantor, as applicable, and the Majority Lenders. Any provision of any agreement evidencing the fees referred to in Section 3.1.(b) may be amended or otherwise modified only in writing by the applicable Co-Lead Arranger and Borrower, and the performance or observance by Borrower of any terms of any such agreement may be waived only with the written consent of the applicable Co-Lead Arranger. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by Borrower or a Guarantor, as applicable thereunder or with respect thereto be waived, without the written consent of all Lenders and Borrower or such Guarantor, as applicable: (a) the principal amount of any Loan (including forgiveness of any amount of principal); (b) the rates of interest on the Loans and the amount of any interest payable on the Loans (including the forgiveness of any accrued but unpaid interest); (c) the dates on which any principal or interest payable by Borrower under any Loan Document is due; (d) the provisions of this Section; (e) the Termination Date; (f) the definition of Commitment, Available Loan Amount and Unencumbered Pool Value (and the definitions used in either such definition and the percentages and rates used in the calculation thereof); and (g) the amount and payment date of any fees. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by Borrower or a Guarantor, as applicable thereunder or with respect thereto be waived, without the written consent of the Supermajority Lenders and Borrower or such Guarantor, as applicable: (i) the definitions of Approved Issuer, Qualifying Securities and Supermajority Lenders; and (ii) the provisions of Section 7.7. through and including Section 7.19. and
Section 7.21. Further, no amendment, waiver or consent unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Agent under this Agreement or any of the other Loan Documents. Further, no Guarantor shall be released from the Guaranty (except as permitted by Section 10.14.(b)), nor shall the Guaranty be terminated (except as expressly permitted by the terms thereof), unless all of the Lenders consent thereto in writing. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

         SECTION 10.8.  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may at any time grant to one or more banks or other financial institutions which are not affiliates of, or otherwise related in any way to, Borrower or any Guarantor (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however,
(i) no Lender may grant a participating interest in its Commitment, or if the Term Loans have been made, the aggregate outstanding principal balance of the Note held by it, in an amount less than $10,000,000 and (ii) after giving effect to any such participation by Agent in its capacity as a Lender, the amount of its Commitment, or if the Term Loans have been made, the aggregate outstanding principal balance of the Note held by it, in which it has not granted any participating interests must be at least $10,000,000. Except as otherwise provided in Section 10.6., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or except as contemplated by Section 2.9., extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may with the prior written consent of Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees which are not affiliates of, or otherwise related in any way to, Borrower or any Guarantor (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes;

provided, however, (i) no such consent by Borrower or Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Term Loans have been made, holds a Note having an aggregate outstanding principal balance, of at least $10,000,000; and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to Agent an administrative fee for processing such assignment in the amount of $3,000.

         (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (e) A Lender may furnish any information concerning any Guarantor, Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

         (f) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Guarantor, Borrower or any of their respective affiliates or Subsidiaries.

         SECTION 10.9.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         SECTION 10.10.  Litigation.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

EACH OF LENDERS, AGENT AND BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS OF ANY KIND OR NATURE.

         (b) BORROWER, AGENT AND EACH LENDER EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY AGENT OR ANY LENDER OR THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

         SECTION 10.11.  Counterparts; Integration.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 10.12.  Notice of Final Agreement.

         THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10.13.  Invalid Provisions.

         Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

         SECTION 10.14.  Additional Guarantors; Release of Guarantors.

         (a) Additional Guarantors. Any direct or indirect wholly-owned Subsidiary of Borrower may become a Guarantor by delivering to Agent each of the following: (i) an Accession Agreement duly executed by such Subsidiary and (ii) the items that would have been delivered under Sections 5.1.(d), (e), and (j) through (m) if such Subsidiary had been a Guarantor on the date hereof.

         (b) Release of Guarantors. If a Guarantor no longer owns any Securities that are Unencumbered Pool Securities and is not required to guaranty the Obligations under Section 7.18., then upon the written request of Borrower to Agent and so long as no Default or Event of Default shall have occurred and be continuing, Agent shall release such Guarantor from the Guaranty. To evidence such release, Agent agrees to execute and deliver, at the sole cost and expense of Borrower, such instruments as Borrower may reasonably request.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            SECURITY CAPITAL GROUP INCORPORATED


                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________











                       [Signatures Continued on Next Page]

                                  SCHEDULE 1.1

                               Initial Guarantors


Alston Holdings SARL (f/k/a Security Capital Holdings Investment I SARL) Barcelona Holdings SARL (f/k/a Security Capital Holdings Investment II SARL) Coventry Holdings SARL (f/k/a Security Capital Holdings Investment III SARL) Dublin Holdings SARL (f/k/a Security Capital Holdings Investment IV SARL) Edinburgh Holdings SARL (f/k/a Security Capital Holdings Investment V SARL) Frankfurt Holdings SARL (f/k/a Security Capital Holdings Investment VI SARL) Geneva Holdings SARL (f/k/a Security Capital Holdings Investment VII SARL) Helsinki Holdings SARL (f/k/a Security Capital Holdings Investment VIII SARL) Istanbul Holdings SARL (f/k/a Security Capital Holdings Investment IX SARL) Johnstone Holdings SARL (f/k/a Security Capital Holdings Investment X SARL) Kirkwall Holdings SARL (f/k/a Security Capital Holdings Investment XI SARL) Libson Holdings SARL (f/k/a Security Capital Holdings Investment XII SARL) Madrid Holdings SARL (f/k/a Security Capital Holdings Investment XIII SARL) Arden Square Holdings SARL (f/k/a Security Capital Shopping Center I SARL) Blossom Valley Holdings SARL (f/k/a Security Capital Shopping Center II SARL) Cooper Street Plaza Holdings SARL (f/k/a Security Capital Shopping Center
   III SARL)
Dallas Holdings SARL (f/k/a Security Capital Shopping Center IV SARL)
El Camino Holdings SARL (f/k/a Security Capital Shopping Center V SARL)
Friars Mission Holdings SARL (f/k/a Security Capital Shopping Center VI SARL) Security Capital Office Portfolio SARL
Security Capital Storage Portfolio SARL
Sheffield Holdings SARL (f/k/a Security Capital Holdings Investment XIV SARL) Redondo Village Holdings SARL (f/k/a Security Capital Shopping Center VII SARL)